Exhibit 99.1

Sino Clean Energy, Inc. to Host Third Quarter 2009 Earnings Conference Call on November 12, 2009 at 8:30 a.m. EST

BEIJING, Nov. 6 /PRNewswire-Asia-FirstCall/ -- Sino Clean Energy, Inc. (OTC Bulletin Board: SCLX; "Sino Clean Energy," the "Company"), which produces and distributes coal-water mixture in the People's Republic of China ("PRC"), announced today it will release its Third Quarter 2009 results on Wednesday, November 11, 2009 after the market close. In conjunction, the Company will host a conference call to discuss these results on Thursday, November 12, 2009.

The conference call will take place at 8:30 a.m. EST on Thursday, November 12, 2009. Interested participants should call 1-877-941-1430 when calling within the United States or 1-480-629-9667 when calling internationally.
A playback will be available through November 19, 2009. To listen, please call 1-800-406-7325 within the United States or 1-303-590-3030 when calling internationally. Utilize the pass code 4182673 for the replay.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on this link http://viavid.net/dce.aspx?sid=00006D01 , or visiting http://www.viavid.net , where the webcast can be accessed through November 19, 2009.

About Sino Clean Energy

Sino Clean Energy is a U.S. publicly traded company and a China-based producer and distributor of coal-water mixture ("CWM"). Based in Shaanxi Province, Sino Clean Energy is the largest CWM producer in Northwestern China. For more information about Sino Clean Energy, please visit http://www.sinocei.net/ ..

Safe Harbor Statement

This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to uncertainties in product demand, the impact of competitive products and pricing, our ability to obtain regulatory approvals, changing economic conditions around the world, release and sales of new products and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:

    Company:
     Ben Z. Fang
     Advisor to the Chairman and CEO
     Tel:   +1-212-521-3884
     Fax:   +1-212-521-3888
     Email: bfang@axiomcapital.com

     Ming Lee
     Assistant to the Chairman
     Tel:   +86-29-8406-7376 (China)
     Email: marin_lm@163.com

    Investor Relations:
     Ted Haberfield, EVP
     HC International, Inc.
     Tel:   +1-760-755-2716 (U.S.)
     Email: thaberfield@hcinternational.net